Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D92006-TBD 3. The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote. 1. The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve and authorize the Agreement and Plan of Merger, dated as of May 26, 2022 by and among COVA Acquisition Corp., a Cayman Islands exempted company ("COVA"), ECARX Holdings Inc., a Cayman Islands exempted company (the “Company” or “ECARX”), Ecarx Temp Limited, a wholly-owned subsidiary of ECARX (“Merger Sub 1”), and Ecarx&Co Limited, a wholly-owned subsidiary of ECARX ( “Merger Sub 2”), a copy of which is attached to the proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the business combination whereby Merger Sub 1 will merge with and into COVA (the “First Merger”), with COVA surviving the First Merger as a wholly owned subsidiary of ECARX (such company, as the surviving entity of the First Merger, “Surviving Entity 1”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Surviving Entity 1 will merge with and into Merger Sub 2 (the “Second Merger”), with Merger Sub 2 surviving the Second Merger as a wholly-owned subsidiary of ECARX; 2. The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the First Merger and the First Plan of Merger, substantially in the form attached to the proxy statement/prospectus as Annex C; and For Against Abstain ! ! ! ! ! ! COVA ACQUISITION CORP. The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. COVA ACQUISITION CORP. 1700 MONTGOMERY STREET, SUITE 240 SAN FRANCISCO, CA 94111 ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/[TBD] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D92007-TBD COVA ACQUISITION CORP. Extraordinary General Meeting of Shareholders [TBD], 2022 [TBD] AM EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of COVA ACQUISITION CORP. that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held virtually at [TBD] AM EST on [TBD], 2022, at www.virtualshareholdermeeting.com/[TBD], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side